THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE VIRGINIA SECURITIES ACT OR THE STATE SECURITIES OR BLUE SKY LAWS OF ANY OTHER STATE OR JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT IS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION IS NOT REQUIRED.

PAYMENTS TO BE MADE IN ACCORDANCE WITH THE TERMS OF THIS SUBORDINATED DEBENTURE ARE SUBORDINATED TO RIGHTS OF PAYMENT IN RESPECT OF SENIOR INDEBTEDNESS AS HEREIN PROVIDED.


                           PRECISION AUTO CARE, INC.
                            Subordinated Debenture
                             Due October 31, 2000

Leesburg, Virginia                                                August 4, 2000


     FOR VALUE RECEIVED, PRECISION AUTO CARE, INC., a Virginia corporation (the "Corporation"), promises to pay to the order of Desarrollo Integrado, S.A. de C.V., a limited liability company organized under the laws of Mexico (Desarrollo Integrado, S.A. de C.V., or any subsequent holder of this Debenture are referred to herein as the "Holder"), at Blvd. Diaz Ordaz #200, Col. Santa Maria, Monterrey, N.L. CP 64650, or at such other place as the Holder may from time to time designate, the principal sum of One Million, Two Hundred Fifty Thousand Dollars ($1,250,000) (the "Principal Amount"), together with interest on the outstanding principal amount thereof from time to time at the rate hereinafter provided and any and all other sums which may be owing to the Holder by the Corporation.

     The entire Principal Amount, together with interest at the fixed rate of 12% per annum (subject to adjustment as provided in Section 7 of this Debenture), shall be due and payable in cash on the earlier to occur of (a) the date on which the Corporation refinances the Principal Amount with financing provided by a to-be-formed U.S. limited liability company of which the Holder will be a 50% member (a "Related Party Lender"), or (b) October 31, 2000, which is the final and absolute due date of this Debenture (the "Maturity Date"), or on such earlier date specified by the Holder if this Debenture is accelerated pursuant to Section 9 hereof.

     All payments under this Debenture to be made in the form of cash shall require the prior written approval by an authorized officer of First Union National Bank. If such written approval is not obtained for any payment due hereunder, interest will accrue at the rate provided in Section 7 of this Debenture but the principal amount due cannot be accelerated.

     All interest accruing under this Debenture shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

     The following terms shall apply to this Debenture:

     SECTION 1.  Payments.
                 --------

          (a) All payments made hereunder shall be applied first to accrued interest and then to the unpaid Principal Amount.

          (b) All payments to be made hereunder by the Corporation shall be made in United States Dollars, without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed against the Corporation. If any of the foregoing taxes or charges are imposed and required to be withheld from any such payment, the Corporation shall (i) increase the amount of such payment so that the Holder will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all taxes and charges) equal to the amount due hereunder, or (ii) pay such taxes and charges to the appropriate taxing authority for the account of the Holder and, as promptly as possible thereafter, send the Holder an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) showing payment thereof, together with such additional documentary evidence as the Holder may from time to time reasonably require. If the Corporation fails to perform its obligations to the Holder under parts (i) or (ii) of the preceding sentence, the Corporation shall indemnify the Holder for any such taxes and charges that are paid by the Holder plus all incremental
                                                           ----
taxes and charges, interest or penalties that may become payable as a consequence of such failure.

     SECTION 2.  Optional Redemption.  This Debenture may be redeemed at the
                 -------------------
option of the Corporation, as a whole or in part, without premium or penalty, upon mailing a notice of redemption not fewer than 15 nor more than 30 days prior to the date fixed for redemption to the Holder of the Debenture at its last registered address on the books and records of the Corporation. Any optional redemption of this Debenture prior to maturity shall require the prior written consent of the Corporation's senior secured lender which is presently First Union National Bank and may require the prior written consent of other lenders.

     SECTION 3.  Mandatory Redemption.  In the event the Principal Amount is
                 --------------------
not refinanced in a transaction with the Related Party Lender as described in the second paragraph of this Debenture and subject to the subordination provisions contained herein, this Debenture shall be redeemed by the Corporation from the net cash proceeds generated by any sale of the Corporation's businesses and assets unless the Corporation obtains a written waiver from the Holder forfeiting its rights to receive such proceeds.

     SECTION 4.  Senior Indebtedness.  For purposes of this Debenture, the term
                 -------------------
"Senior Indebtedness" shall mean the "Obligations" of the Corporation and its subsidiaries which are "Borrowers", as such terms are defined in the Second Amended and Restated Loan and Security Agreement dated on or about October 27, 1999, among the Corporation and the other Borrowers and the First Union National Bank, as the same may be further amended, restated, modified or supplemented (the "FUNB Loan Agreement"), and the Corporation's indebtedness under any other instrument evidencing debt or obligations under capital leases under the terms of which an event of default would result from a failure to subordinate this Debenture to the Corporation's obligations thereunder.

     SECTION 5.  Corporation's Covenants.  The Corporation hereby agrees that
                 -----------------------
until this Debenture is paid in full, (a) it will not, without the prior written consent of the Holder, incur any additional Senior Indebtedness; (b) it will provide to the Holder, as soon as available, but in no event later than 60 days following the end of each calendar month, beginning with the current calendar month, an unaudited consolidated and consolidating balance sheet of the Corporation and its subsidiaries as of the close of such calendar month and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the Corporation and its subsidiaries for the calendar month then ended and for that portion of the fiscal year then ended, all prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (c) it will pay the reasonable expenses (including legal expenses) of the Holder in connection with the purchase of this Debenture.

     SECTION 6.  Subordination.  The Corporation covenants and agrees and the
                 -------------
Holder by its acceptance of this Debenture hereby covenants and agrees on behalf of itself and its successors and assigns as follows:

          (a) The payment of all amounts due in respect of this Debenture is expressly subordinated, only to the extent and in the manner hereinafter set forth, in right of payment to the payment of the principal of, premium and interest on all Senior Indebtedness of the Corporation. As stated in the third paragraph of this Debenture, all payments under this Debenture to be made in the form of cash shall require the prior written approval of an authorized officer of First Union National Bank. In no event will the Holder, without the prior written consent of First Union National Bank unless and until the Corporation's obligations to First Union National Bank have been indefeasibly paid in full and any commitment of First Union National Bank to the Corporation has been terminated, (a) commence or participate in any action or proceeding to enforce this Debenture; (b) borrow any sums from the Corporation; (c) enter into any transaction with the Corporation, other than an arms-length business transaction in the normal course of business; or (d) receive or collect collateral or security from the Corporation for this Debenture, or realize or attempt to realize satisfaction of this Debenture against the Corporation or its property, by legal proceedings, set-off, self-help or otherwise. Except as expressly allowed in this paragraph, any payments received from the Corporation or any property realized upon by the Holder shall be held in trust for application to the Corporation's obligations to First Union National Bank and shall be immediately remitted by the Holder to First Union National Bank.

          (b) In the event of any dissolution, winding up (other than a merger, consolidation or share exchange), liquidation or reorganization of the Corporation (in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise) or in the event of any default in the payment of any Senior Indebtedness as to which default the holder thereof shall have given the Corporation notice (hereinafter "a proceeding"), then all principal of, premium and interest on, the Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive any payment or distribution in respect of the principal of or interest on or the Fee in respect of this Debenture unless and until, in the case of a payment default in respect of Senior Indebtedness, such default is cured or waived in writing by First Union National Bank. In any such proceeding, any payment to which the Holder would be entitled if this Debenture were not so subordinated to the Senior Indebtedness shall be paid by the liquidating trustee, agent or other person making such payment to the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. In any such application to the Senior Indebtedness, the obligations payable to First Union National Bank shall be paid in full before application to any other Senior Indebtedness. To the extent that the holder or holders of the Senior Indebtedness shall have received payments which, but for the provisions of this
Section 6, would have been paid to the Holder, then, upon payment in full of the Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation applicable to the Senior Indebtedness until the principal of and interest on and the Fee in respect of this Debenture shall be paid in full. For purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness, which, but for the provisions hereof, would have been payable or distributable to the Holder of this Debenture, shall, as between the Corporation, its creditors (other than the holder of the Senior Indebtedness) and the Holder be deemed to be a payment by the Corporation to or on account of this Debenture.

          (c) First Union National Bank may, in reliance hereon and without notice to the Holder, continue to make loans or advances, extend credit or make other accommodations to or for the account of the Corporation, whether or not the same is presently contemplated. This agreement of subordination shall be continuing and the Holder hereby waives notice of acceptance of this agreement with respect to all Senior Indebtedness that may now exist or may hereafter come into existence. Notwithstanding any partial or entire payment of all or any of the Senior Indebtedness, this agreement of subordination shall remain in effect or be reinstated, as the case may be, as though such payment had never been made with respect to any such payment which is rescinded or recovered from or restored or returned by any creditor in respect of any Senior Indebtedness under authority of any law, rule, regulation, order of court or governmental agency, or in connection with any compromise or settlement relating thereto or relating to any action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise (each such payment a "Restored Payment"). No right of any creditor in respect of any Senior Indebtedness to enforce the subordination of this Debenture shall be impaired, diminished or otherwise prejudiced by any act or failure to act of the Corporation, the Holder or any creditor in respect of any Senior Indebtedness or by any failure of the Corporation, the Holder or any creditor in respect of any Senior Indebtedness to comply with any provisions of this agreement, regardless of any actual or constructive notice or knowledge of any party of any such act or failure to act.

          (d) The provisions of this Section 6 regarding subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the rights of the Holder on the other hand, and none of such provisions shall impair, as between the Corporation and the Holder, the obligation of the Corporation, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Debenture in accordance with its terms, and no such provisions shall prevent the Holder from exercising all remedies otherwise permitted by applicable law.

          (e) Nothing contained in this Section 6 shall prevent the Corporation from making any payments in respect of this Debenture in equity securities of the Corporation, the right to payment of which is subordinated to the payment of all Senior

Indebtedness to a greater or equal extent as the payment due in respect of this Debenture are so subordinated.

     SECTION 7.  Default Interest.  Should any payment of interest hereunder be
                 ----------------
received by the Holder more than ten days after maturity or should any Event of Default (other than under Section 9(a) hereof) occur, the rate of interest which the Corporation is obligated to pay on the principal amount hereof shall be increased to Fifteen Percent (15%) per annum until such late payment of interest (including interest at the increased rate) is paid in full or until such other Event of Default is cured, as the case may be. Should any payment of principal hereunder not be received by the Holder at maturity, the rate of interest which the Corporation is obligated to pay on the principal amount hereof shall increase to Seventeen Percent (17%) per annum until such payment of principal plus interest at the increased rate is received.

     SECTION 8.  Dividends on Capital Stock.  For so long as this Debenture is
                 --------------------------
outstanding, the Corporation shall not declare or pay any dividends on its capital stock (including dividends payable in shares of the capital stock of the Corporation).

     SECTION 9.  Events of Default; Acceleration.  The occurrence of any one or
                 -------------------------------
more of the following events shall constitute an Event of Default under this
Debenture:

          (a) the failure of the Corporation to pay the entire Principal Amount and all accrued interest thereon at maturity;

          (b) the failure of the Corporation to perform any covenant contained herein within 30 days after the delivery of written notice of default from the Holder in accordance with the notice provisions of Section 13 hereof;

          (c) the filing of a petition for relief under the Bankruptcy Code or any similar federal or state statute by or against the Corporation which, in the case of an involuntary proceeding, is not dismissed or stayed within 60 days;

          (d) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of, the Corporation; or

          (e) the occurrence of any event of default under the Corporation's credit agreement with First Union National Bank.

     At any time after the occurrence of an Event of Default, subject to the subordination provisions hereof, the Holder may, in the Holder's sole and absolute discretion (i) declare the entire unpaid balance of the Principal Amount plus accrued interest, the Fee and other sums due hereunder to be immediately due and payable, and (ii) exercise any or all rights and remedies available to the Holder hereunder, or under applicable law.

     SECTION 10.  Interest Rate After Judgment.  If judgment is entered
                  ----------------------------
against the Corporation on this Debenture, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees, expenses and costs) shall bear interest at the highest rate authorized under this Debenture as of the date of entry of the judgment.

     SECTION 11.  Waiver of Protest.  The Corporation, and all parties to this
                  -----------------
Debenture, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest.

     SECTION 12.  Waiver and Amendments.  Each right, power and remedy of the
                  ---------------------
Holder hereunder, or under applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Debenture, or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal or interest on this Debenture, the Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Debenture, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Debenture. No modification, change, waiver or amendment of this Debenture shall be deemed to be made by the Holder unless in writing signed by Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved. No modification, change or amendment of this Debenture may be made without the prior written consent of First Union National Bank.

     SECTION 13.  Notices.  Any notice, request, or demand to or upon the
                  -------
Corporation or the Holder shall be deemed to have been properly given or made when delivered as follows:

     If the Corporation:    Precision Auto Care, Inc.
                            748 Miller Drive, S.E.
                            Leesburg, Virginia 20175
                            Attn:  General Counsel

     With a copy to:        John B. Frisch, Esquire

                            Miles & Stockbridge P.C.
                            10 Light Street
                            Baltimore, Maryland  21202

     If to the Holder:      Desarrollo Integrado, S.A. de C.V.
                            Blvd. Diaz Ordaz #200
                            Col. Santa Maria
                            Monterrey, N.L. CP 64650

     SECTION 14.  Partial Invalidity.  In the event any provision of this
                  ------------------
Debenture (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Debenture; but this Debenture shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Debenture, but only to the extent it is invalid, illegal or unenforceable.

     SECTION 15.  Non-Transferability of Debenture.  This Debenture is not
                  --------------------------------
transferable except to the Related Party Lender.

     SECTION 16.  Governing Law.  The provisions of this Debenture shall be
                  -------------
construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.

     SECTION 17.  Further Assurances.  The parties hereto agree to execute,
                  ------------------
acknowledge, seal and deliver, after the date hereof, such further assurances, instruments and documents and to take such further actions as the parties hereto may reasonably request in order to accomplish, facilitate performance of, or otherwise fulfill the transaction contemplated herein.

     SECTION 18.  Entire Agreement.  This Debenture constitutes the entire
                  ----------------
agreement and understanding between the parties hereto with respect to the matters herein set forth.

     SECTION 19.  Successors and Assigns.  This Debenture shall be binding
                  ----------------------
upon and inure to the benefit of the Corporation, the Holder and their respective successors and assigns, and shall inure to the benefit of First Union National Bank, its successors and assigns. References herein to First Union National Bank shall be deemed to include the successors and assigns thereof.

     SECTION 20.  Cross Default.  The Corporation and the Holder acknowledge and
                  -------------
agree that any violation of the provisions of Section 6 hereof shall represent a default and an event of default under the FUNB Loan Agreement, and that First Union National Bank is approving this Debenture in reliance upon the terms herein contained.

     IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed in its name by its duly authorized officer on its behalf, as of the day and year first above written.

WITNESS:                           PRECISION AUTO CARE, INC.


_____________________________      By: /s/ Woodley A. Allen     (SEAL)
                                       ------------------------------
                                       Woodley A. Allen
                                       Chairman of the Board of Directors


COMMONWEALTH OF VIRGINIA, COUNTY OF LOUDOUN, TO WIT;

     I HEREBY CERTIFY, that on this 3 day of August, 2000, before me, the undersigned, a Notary Public of the Commonwealth of Virginia, personally appeared Woodley A. Allen, known to me (or satisfactorily proven), to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

     AS WITNESS my hand and Notarial Seal.


                                       /s/ Pamela L. Martin
                                       --------------------
                                       Notary Public

My Commission Expires: 9-30-2003